The Oncology Institute Names Mihir Shah as Chief Financial Officer

Shah Brings 15 Years of Financial Leadership in Public and Private Healthcare Companies

CERRITOS, Calif. – April 4, 2022 – The Oncology Institute of Hope and Innovation (NASDAQ: TOI) today announced the appointment of Mihir Shah as chief financial officer, effective immediately. In this role, Mr. Shah will lead the Accounting, Finance, Revenue Cycle Management, and Investor Relations functions, playing a key role in driving TOI’s public company success and executing the strategic growth plan. Mr. Shah succeeds Scott Dalgleish, who will serve as a senior advisor through a transition period.

Mr. Shah joins TOI with fifteen years of industry leadership experience across public, private, and not-for-profit organizations. Most recently Mr. Shah served as chief financial officer for Commonwealth Care Alliance (“Commonwealth”), an integrated healthcare organization, where he led key business initiatives for a company with more than $2 billion in annual revenue. Prior to Commonwealth, Mr. Shah served as chief financial officer for Apollo Medical Holdings, Inc. (NASDAQ: AMEH) and Unitek Information Systems, and has held progressive leadership roles at Arcadian Health Plan, now a part of Humana, helping to solve problems across strategy, finance, and rapid growth.

“I’m very pleased to welcome Mihir to the TOI team,” shared Brad Hively, chief executive officer at TOI. “He brings significant public company experience, as well as deep experience with value-based care, and I am confident that his deep knowledge and expertise will greatly benefit TOI as we expand our national footprint. We appreciate Scott’s contributions to building our financial infrastructure and his support of our continued growth. We look forward to executing a seamless transition together.”

“This is an exciting time for TOI, and I’m thrilled to join this team of talented and passionate leaders and clinicians dedicated to changing oncology care for the better,” said Shah. “As chief financial officer, I feel privileged to have the opportunity to serve TOI’s customers, teammates, community, and shareholders and look forward to this company’s continued success.”

About The Oncology Institute

Founded in 2007, The Oncology Institute of Hope and Innovation (TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.6 million patients including clinical trials, stem cell transplants, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With 80+ employed clinicians and more than 600 teammates in 50 clinic locations and growing, TOI is changing oncology for the better. For more information, visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of The Oncology Institute and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of The Oncology Institute. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which The Oncology Institute may become a party or governmental investigations to which The Oncology Institute may become subject that could interrupt or limit The Oncology Institute’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in The Oncology Institute’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; the risk that any required regulatory approvals could adversely affect the company; failure to continue to meet stock exchange listing standards; the impact of COVID-19 on the company’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that The Oncology Institute presently does not know or that The Oncology Institute currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect The Oncology Institute’s expectations, plans or forecasts of future events and views as of the date of this press release. The Oncology Institute anticipates that subsequent events and developments will cause The Oncology Institute’s assessments to change. The Oncology Institute does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing The Oncology Institute’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media
The Oncology Institute
Julie Korinke
juliekorinke@theoncologyinstitute.com
(562) 735-3226 x 88806

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542

Investors
Solebury Trout
Maria Lycouris
mlycouris@soleburytrout.com